UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2021

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 300

Houston, Texas 77084

(Address of principal executive offices)(Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Change of Control Agreements

On May 13, 2021, Gulf Island Fabrication, Inc. (the “Company”), following the approval of the Board of Directors (the “Board”), entered into new change of control agreements (the “Change of Control Agreements”) with each of Richard W. Heo, the Company’s President and Chief Executive Officer, and Westley S. Stockton, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary. The Change of Control Agreements replace prior change of control agreements between the Company and each of Messrs. Heo and Stockton that expired on February 28, 2021 (the “Prior Agreements”).  The Prior Agreements are described under the heading “Executive Compensation” in the Company’s 2021 Proxy Statement filed with the SEC on April 15, 2021. The Change of Control Agreements are substantially similar to the Prior Agreements except that the Change of Control Agreements provide for: (1) an initial term expiring April 30, 2024, with automatic annual renewals thereafter; (2) a protection period of twenty-four months; (3) severance multiples of 2.5 times for Mr. Heo and 2.0 times for Mr. Stockton; (4) reference to target bonus instead of highest bonus for purposes of the severance payment calculation; and (5) an additional cash severance amount in lieu of providing post-termination benefit continuation.

The foregoing description of the Change of Control Agreements does not purport to be complete and is qualified in its entirety by the full text of the Change of Control Agreements for each of Messrs. Heo and Stockton, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Transaction Bonuses

On April 19, 2021, the Company and its subsidiaries Gulf Island Shipyards, LLC and Gulf Island, L.L.C., entered into a definitive agreement pursuant to which the Company sold the assets and certain vessel construction contracts of its Shipyard Division (the “Transaction”) to Bollinger Houma Shipyards, L.L.C. and Bollinger Shipyards Lockport, L.L.C. for approximately $28.6 million.

In light of the successful completion of the Transaction and their individual efforts leading up to the closing, on May 13, 2021, the Board, following the recommendation of its Compensation Committee, approved special transaction bonuses for each of Richard W. Heo and Westley S. Stockton (the “Transaction Bonuses”). The Transaction Bonuses consist of (1) for Mr. Heo, a $500,000 cash payment and awards of an aggregate 50,000 restricted stock units (“RSUs”), of which 25,000 will vest on December 31, 2021 and the remaining 25,000 will vest on December 31, 2022; and (2) for Mr. Stockton, a $300,000 cash payment and awards of an aggregate 25,000 RSUs, of which 12,500 will vest on December 31, 2021 and the remaining 12,500 will vest on December 31, 2022. Vesting of the RSUs is conditioned on continued employment through the vesting date and the other terms and conditions set forth in the form of Restricted Stock Unit Agreement previously approved by the Company’s Compensation Committee, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Change of Control Agreement with Richard W. Heo, dated May 13, 2021.
10.2	Change of Control Agreement with Westley S. Stockton, dated May 13, 2021.
10.3

Form of Restricted Stock Unit Agreement, incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 5, 2015.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
Dated:	May 17, 2021